      As filed with the Securities and Exchange Commission on May 11, 1999
                                                     Registration No. 333-45615
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                   Iowa                                 94-2213782
        (State or Other Jurisdiction                (I.R.S. Employer
       of Incorporation or Organization            Identification No.)

                             CALENERGY CAPITAL TRUST III
             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                              47-6215083
        (State or Other Jurisdiction                (I.R.S. Employer
       of Incorporation or Organization            Identification No.)

                                   -----------

                                666 Grand Avenue
                                  P.O. Box 657
                            Des Moines, IA 50303-0657
                                 (515) 242-4000
   (Address, including ZIP code, and telephone number, including area code, of the Registrants' principal executive offices)
                                   -----------
                          John A. Rasmussen, Jr., Esq.
                    Senior Vice President and General Counsel
                                666 Grand Avenue
                                  P.O. Box 657
                            Des Moines, IA 50303-0657
                                 (515) 242-4000
       (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                                   -----------
                                    Copy To:
                              Peter J. Hanlon, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                                   -----------

   Approximate date of the commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration File No. 333-45615) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), which is the successor to CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), following a statutory merger (the "Merger") effective on March 12, 1999 for the purpose of changing CalEnergy's state of incorporation. Prior to the Merger, MidAmerican had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, MidAmerican succeeded by operation of law to all of the assets and liabilities of CalEnergy. Also, on March 12, 1999, after consummation of the Merger, MidAmerican filed Articles of Amendment changing its name to MidAmerican Energy Holdings Company.

     As a result of the Merger, MidAmerican succeeded to CalEnergy's obligations under the Indenture (the "Indenture"), dated as of August 12, 1997, between CalEnergy and The Bank of New York, as Trustee (the "Trustee"), relating to the 6 1/2% Convertible Preferred Securities of CalEnergy Capital Trust III. As required by the Indenture, on March 12, 1999, MidAmerican entered into a First Supplemental Indenture dated March 12, 1999 with the Trustee, with respect to the Indenture, pursuant to which MidAmerican expressly assumed CalEnergy's obligations under the Indenture.

     The Merger was approved by the shareholders of CalEnergy at a Special Meeting of Shareholders held on October 30, 1998 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, MidAmerican expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                     Part II

Item 15 Indemnification of Directors and Officers.

     MidAmerican. Sections 850 through 858 of the Iowa Business Corporation Act (the "IBCA") governs the circumstances under which a corporation organized thereunder, such as MidAmerican, shall or may indemnify directors and officers against liabilities for certain of their acts. Sections 851 and 856 of the IBCA grants each corporation the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. Indemnification is not allowed if the director or officer receives an improper benefit from such person's actions. Article X of MidAmerican's Amended and Restated Articles of Incorporation and Article III of MidAmerican's Amended and Restated ByLaws further provides that this indemnification right is a contract right and that the indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     Article X of MidAmerican's Amended and Restated Articles of Incorporation and Article III of MidAmerican's Amended and Restated Bylaws provide that MidAmerican may maintain a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as may be set forth in the policies. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

     The Trust. The Declaration of Trust (the "Declaration") for CalEnergy Capital Trust III (the "Trust") provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of the Trust, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such act or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, MidAmerican shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by MidAmerican prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration. The directors and officers of MidAmerican and the Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by MidAmerican or the Trust.

Item 16  Exhibits.

     The following exhibits are filed as part of the Registration Statement hereby amended*:

Exhibit No.          Description of Exhibit
-----------          ----------------------

2.1 Agreement and Plan of Merger, dated as of August 11, 1998, among CalEnergy Company, Inc., Maverick Reincorporation Sub, Inc., MidAmerican Energy Holdings Company and MAVH Inc., (incorporated by reference from Annex I to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

2.2 Agreement and Plan of Merger, dated as of March 12, 1999, between CalEnergy, Inc. and Maverick Reincorporation Sub, Inc. (incorporated by reference from MidAmerican's Current Report on Form 8-K, dated March 12, 1999).

3.1 Amended and Restated Articles of Incorporation of MidAmerican (incorporated by reference from Annex VI to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

3.2                  Articles of Merger of Maverick Reincorporation Sub, Inc.
                     and CalEnergy Company, Inc. effective as of March 12, 1999 (incorporated by reference from Amendment No. 1 to MidAmerican's Annual Report on Form 10-K/A for the year ended

                     December 31, 1998).

3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of Maverick Reincorporation Sub, Inc., effective as of March 12, 1999 (name change to MidAmerican Energy Holdings Company) (incorporated by reference from Amendment No. 1 to MidAmerican's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of MidAmerican, dated as of March 12, 1999 (preferred stock rights) (incorporated by reference from Amendment No. 1 to MidAmerican's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.5                  Amended and Restated By-Laws (incorporated by reference to
                     Exhibit 4.3 of MidAmerican's Form S-8, dated March 19, 1999, Registration No. 333-74691).

4.9 First Supplemental Indenture dated March 12, 1999 between the Registrant and The Bank of New York, as Trustee, relating to the 6 1/2% Convertible Preferred Securities of CalEnergy Capital Trust III.

5.1                  Opinion of Willkie Farr & Gallagher.

5.2                  Opinion of John A. Rasmussen, Jr.

23.1                 Consent of Deloitte & Touche LLP, Independent Auditors.

23.2                 Consent of Willkie Farr & Gallagher (included in Exhibit
                     5.1).

23.3                 Consent of John A. Rasmussen, Jr. (included in Exhibit
                     5.2).

24.1                 Power of Attorney

-----------------------

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 1.

Item 17 Undertakings.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by such registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the provisions described in Item 15 or otherwise, the Registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, Iowa on May 11, 1999.

                          MIDAMERICAN ENERGY HOLDINGS COMPANY



                          By: /s/ David L. Sokol
                              ----------------------------
                              Name:  David L. Sokol
                              Title: Chairman of the Board and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                   Date


/s/ David L. Sokol         Chairman of the Board,               May 11, 1999
-----------------------    Chief Executive Officer
David L. Sokol             and Director
                           (Principal Executive Officer)

/s/ Patrick J. Goodman     Senior Vice President and            May 11, 1999
-----------------------    Chief Financial Officer
    Patrick J. Goodman     (Principal Financial Officer and
                           Principal Accounting Officer)

          *                Director                             May 11, 1999
----------------------
Edgar D. Aronson

          *                Director                             May 11, 1999
----------------------
Judith E. Ayres

          *                Director                             May 11, 1999
----------------------
Terry E. Branstad

          *                Director                             May 11, 1999
----------------------
Stanley J. Bright

          *                Director                             May 11, 1999
----------------------
Jack W. Eugster

          *                Director                             May 11, 1999
----------------------
Richard R. Jaros

                           Director                             May __, 1999
----------------------
David R. Morris

          *                Director                             May 11, 1999
----------------------
Robert L. Peterson

          *                Director                             May 11, 1999
----------------------
Bernard W. Reznicek

          *                Director                             May 11, 1999
----------------------
John R. Shiner

          *                Director                             May 11, 1999
----------------------
Walter Scott, Jr.

          *                Director                             May 11, 1999
----------------------
John R. Shiner

          *                Director                             May 11, 1999
----------------------
Neville G. Trotter

          *                Director                             May 11, 1999
----------------------
David E. Wit


*By: /s/ Steven A. McArthur
     ----------------------
         Steven A. McArthur
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, Iowa on May 11, 1999.

                              CALENERGY CAPITAL TRUST III


                              By: /s/ Gregory A. Abel
                                  -------------------------
                                  Name:  Gregory A. Abel
                                  Title: Trustee


                              By: /s/ Steven A. McArthur
                                  -------------------------
                                  Name: Steven A. McArthur
                                  Title: Trustee

                                 Exhibit Index*
                                 --------------


Exhibit No.          Description of Exhibit
-----------          ----------------------

2.1 Agreement and Plan of Merger, dated as of August 11, 1998, among CalEnergy Company, Inc., Maverick Reincorporation Sub, Inc., MidAmerican Energy Holdings Company and MAVH Inc., (incorporated by reference from Annex I to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

2.2 Agreement and Plan of Merger, dated as of March 12, 1999, between CalEnergy, Inc. and Maverick Reincorporation Sub, Inc. (incorporated by reference from the Registrant's Current Report on Form 8-K, dated March 12, 1999).

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Annex VI to the Joint Proxy Statement dated September 25, 1998 of CalEnergy).

3.2                  Articles of Merger of Maverick Reincorporation Sub, Inc.
                     and CalEnergy Company, Inc. effective as of March 12, 1999 (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of Maverick Reincorporation Sub, Inc., effective as of March 12, 1999 (name change to MidAmerican Energy Holdings Company) (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated as of March 12, 1999 (preferred stock rights) (incorporated by reference from Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1998).

3.5                  Amended and Restated By-Laws (incorporated by reference to
                     Exhibit 4.3 of the Registrant's Form S-8, dated March 19, 1999, Registration No. 333-74691).

4.9 First Supplemental Indenture dated March 12, 1999 between the Registrant and The Bank of New York, as Trustee, relating to the 6 1/2% Convertible Preferred Securities of CalEnergy Capital Trust III.

5.1                  Opinion of Willkie Farr & Gallagher.

5.2                  Opinion of John A. Rasmussen, Jr.

23.1                 Consent of Deloitte & Touche LLP, Independent Auditors.

23.2                 Consent of Willkie Farr & Gallagher (included in Exhibit
                     5.1).

23.3                 Consent of John A. Rasmussen, Jr. (included in Exhibit
                     5.2).

24.1                 Power of Attorney.

-----------------------

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 1.